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                                                                    Exhibit 23.6


                        Independent Accountants' Consent







The Board of Directors
J.C. Nichols Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading of "Experts" in the prospectus.


KPMG PEAT MARWICK LLP
/s/ KPMG Peat Marwick LLP



Kansas City, Missouri
May 29, 1998